                                                    Registration No.____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------


                           GENOVESE DRUG STORES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              11-1556812
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                 80 Marcus Drive
                            Melville, New York 11747
           (Address of principal executive offices including zip code)

          GENOVESE DRUG STORES, INC. 1987 EXECUTIVE BONUS & STOCK PLAN
                            (Full title of the plan)


                                 DONALD W. GROSS
                                    Secretary
                           Genovese Drug Stores, Inc.
                                 80 Marcus Drive
                            Melville, New York 11747
                     (Name and address of agent for service)

                                 (516) 420-1900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                   Proposed              Proposed
       Title of                                     maximum               maximum
      securities              Amount               offering              aggregate             Amount of
         to be                 to be               price per             offering            registration
      registered            registered               share                 price                  fee
- ---------------------------------------------------------------------------------------------------------
    Class A Common
   Stock, par value
    $1.00 per share     250,000 shares (1)        $11.313 (2)        $2,828,250.00 (2)          $975.26
=========================================================================================================

(1) Pursuant to Rule 416(b) under the Securities Act of 1933, such additional indeterminable number of shares of Class A Common Stock is hereby registered as may be required by reason of the anti-dilution provisions of the Genovese Drug Stores, Inc. 1987 Executive Bonus & Stock Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Class A Common Stock on the American Stock Exchange on July 7, 1995.

                                     PART II

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents heretofore filed by Genovese Drug Stores, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

            (1) Annual Report of the Company on Form 10-K for the fiscal year ended February 3, 1995;

            (2) Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended May 26, 1995; and

            (3) The description of the Company's Class A Common Stock, par value $1.00 per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description.

            All documents that will be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder will be deemed to be incorporated herein by reference and will be deemed to be a part hereof from the date of filing thereof.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Gene L. Wexler, Vice President and General Counsel of the Company, who is opining as to the validity of the securities being registered herewith, received on March 7, 1995 an award of 2,199 shares of Class A Common Stock previously registered under the 1987 Executive Bonus & Stock Plan.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Each person who is or was or has agreed to be a director or officer of the Company or of any wholly-owned subsidiary of the Company (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Company for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. The Company will advance expenses for any director or officer's defense prior to a final disposition of a claim provided such party executes an undertaking to repay advances from the Company if it is ultimately determined that such party is not entitled to indemnity. Without limiting the generality or the effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this paragraph.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 8.     EXHIBITS.

             4(a) Restated Certificate of Incorporation of the Company, as filed on June 27, 1995 with the Secretary of State of the State of Delaware

              (b) By-Laws of the Company, as amended (filed as Exhibit 4(b) to the Company's Registration Statement No. 33-53529 on Form S-8 filed on May 6, 1994 and incorporated herein by reference)

              (c) Genovese Drug Stores, Inc. 1987 Executive Bonus & Stock Plan, as amended

             5      Opinion of Counsel

            23(a)   Consent of Independent Public Accountants

              (b)   Consent of Counsel (included in Exhibit 5)

            24      Powers of Attorney

ITEM 9.     UNDERTAKINGS

            (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELVILLE, STATE OF NEW YORK, ON THIS 10TH DAY OF JULY, 1995.

                                            GENOVESE DRUG STORES, INC.

                                            By:    /s/ Leonard Genovese
                                                -----------------------
                                                Leonard Genovese
                                                Chairman of the Board
                                                and President

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          Signature                         Title                         Date
          ---------                         -----                         ----

*Leonard Genovese                   Chairman of the Board,            July 10, 1995
- ---------------------------         President and Director
 Leonard Genovese                   (Principal Executive
                                    Officer)

*Herbert J. Kett                    Vice Chairman                     July 10, 1995
- ---------------------------         and Director
 Herbert J. Kett

*Allan Patrick                      Executive Vice President          July 10, 1995
- ---------------------------         and Director
 Allan Patrick


*Jerome Stengel                     Vice President,                   July 10, 1995
- ---------------------------         Treasurer and Chief
 Jerome Stengel                     Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)

*Frances Genovese Wangberg          Director                          July 10, 1995
- ---------------------------
 Frances Genovese Wangberg

*William J. McKenna                 Director                          July 10, 1995
- ---------------------------
 William J. McKenna

*Charles Hayward                    Director                          July 10, 1995
- ---------------------------
 Charles Hayward

*Abraham Allen                      Director                          July 10, 1995
- ---------------------------
 Abraham Allen

*Thomas M. Cooney                   Director                          July 10, 1995
- ---------------------------
 Thomas M. Cooney

*Thomas J. Moran                    Director                          July 10, 1995
- ---------------------------
 Thomas J. Moran

* THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON BEHALF OF THE ABOVE-NAMED DIRECTORS AND OFFICERS OF THE COMPANY BY LEONARD GENOVESE, CHAIRMAN OF THE BOARD AND PRESIDENT OF THE COMPANY, AS ATTORNEY-IN-FACT PURSUANT TO POWERS OF ATTORNEY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBIT 24 TO THIS REGISTRATION STATEMENT.

DATED:  July 10, 1995                              By:    /s/ Leonard Genovese
                                                       -----------------------
                                                       Leonard Genovese
                                                       Attorney-in-Fact

                                  EXHIBIT INDEX


                                                                                             Page Number
  Exhibit                                                                                  in Sequentially
  Number                                    Exhibit Description                             Numbered Copy
  -------                                   -------------------                            ---------------
   4(a)            Restated Certificate of Incorporation of the Company

   4(b)            By-Laws of the Company, as amended (filed as Exhibit 4(b) to the
                   Company's Registration Statement No. 33-53529 on Form S-8 filed on
                   May 6, 1994 and incorporated herein by reference)

   4(c)            Genovese Drug Stores, Inc. 1987 Executive Bonus & Stock Plan, as
                   amended

   5               Opinion of Counsel

  23(a)            Consent of Independent Public Accountants

  23(b)            Consent of Counsel (included in Exhibit 5)

  24               Powers of Attorney